Exhibit 99.8

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form F-4 of Netfin Holdco (Registration No. 333-232612), and any amendments or supplements thereto, including the prospectus contained therein, as an individual to become a director of Triterras, Inc., to all references to me in such Registration Statement and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Kenneth Stratton
Name:	Kenneth Stratton
Date:	October 26, 2020